                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                         BANK ONE, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A National Banking Association                       36-0899825
                                                     (I.R.S. employer
                                                     identification number)

1 Bank One Plaza, Chicago, Illinois                  60670-0120
(Address of principal executive offices)             (Zip Code)

                                 Bank One, N.A.
              1 Bank One Plaza, Suite IL1-0120, The Law Department
                          Chicago, Illinois 60670-0120
             Attn: Sandra L. Caruba, Senior Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)

                               PEI HOLDINGS, INC.
               (Exact name of obligor as specified in its charter)

Delaware                                             36-4276282
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                       identification number)

                       SEE TABLE OF ADDITIONAL OBLIGORS

680 North Lake Shore Drive
Chicago, Illinois                                    60611
(Address of principal executive offices)             (Zip Code)

                        11% SENIOR SECURED NOTES DUE 2011
           GUARANTEES RELATED TO THE 11% SENIOR SECURED NOTES DUE 2011
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
           TRUSTEE:

           (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

           (b)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE
           TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

           No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4. A copy of the existing by-laws of the trustee.*

           5. Not Applicable.

           6. The consent of the trustee required by Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8. Not Applicable.

           9. Not Applicable.

       Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 1st day of May, 2003.

           BANK ONE, N.A.,
           TRUSTEE

           By /s/ Sandra L. Caruba
              -------------------------------------
              Sandra L. Caruba
              Senior Counsel

* EXHIBITS 1,2,3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, N.A., FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                         May 1, 2003


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

          In connection with the qualification of an indenture between PEI Holdings, Inc., the other Guarantors party thereto and Bank One, N.A., the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        BANK ONE, NATIONAL ASSOCIATION

                        By    /s/ Sandra L. Caruba
                           --------------------------------------
                              Sandra L. Caruba
                              Senior Counsel

                                   EXHIBIT 7

BANK ONE, NA                                                           FFIEC 031
-----------------------------------------                              RC-1
Legal Title of Bank

CHICAGO                                                                   11
-----------------------------------------
City

IL                           60670
-----------------------------------------
State                        Zip Code

Transmitted to EDS as 0226086 on 02/12/2003 at 02:12:13 CST

FDIC Certificate Number - 03618

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise Indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                            Dollar Amounts in Thousands RCFD    II Mil Thou
--------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository Institutions (from Schedule RC-A);
    a. Noninterest-bearing balances and currency and coin(1)                                            0061    15,002,000 1.a
    b. Interest-bearing balances(2)                                                                     0071     1,498,000 1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)                                       1754             0 2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)                                     1773    47,652,000 2.b
 3. Federal funds sold and securities purchased under agreements to resell:                             RCON
    a. Federal funds sold in domestic offices                                                           B987    10,827,000 3.a
                                                                                                        RCFD
    b. Securities purchased under agreements to resell(3)                                               B989     6,674,000 3.b
 4. Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale                                                                   5369     3,633,000 4.a
    b. Loans and leases, net of unearned income                                        B520  117,893,00                    4.b
    c. LESS: Allowance for loan and lease losses                                       3123   3,525,000                    4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)                      B629   114,388,000 4.d
 5. Trading assets (from Schedule RC-D)                                                                 3545     5,334,000 5
 6. Premises and fixed assets (including capitalized leases)                                            2145     1,244,000 6
 7. Other real estate owned (from Schedule RC-M)                                                        2160        71,000 7
 8. Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                                                     2130       119,000 8
 9. Customers' liability to this bank on acceptances outstanding                                        2155       222,000 9
10. Intangible assets:
    a. Goodwill                                                                                         3163       601,000 10.a
    b. Other Intangible assets (from Schedule RC-M)                                                     0428        58,000 10.b
11. Other assets (from Schedule RC-F)                                                                   2160     8,234,000 11
12. Total assets (sum of items 1 through 11)                                                            2170   217,537,000 12

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

BANK ONE, NA                                                           FFIEC 031
-----------------------------------------                              RC-2
Legal Title of Bank

Transmitted to EDS as 0226086 on 02/12/2003 at 02:12:13 CST               12

FDIC Certificate Number - 03618

SCHEDULE RC--CONTINUED

                                                                            Dollar Amounts in Thousands      Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,                        RCON
       part 1)                                                                                          2200   123,677,000 13.a
       (1) Noninterest-bearing(1)                                                      5531  45,556,000                    13.a.1
       (2) Interest-bearing                                                            8838  77,821,000                    13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                                    RCFN
       (from Schedule RC-E, part II)                                                                    2200    23,976,000 13.b
       (1) Noninterest-bearing                                                         6631     442,000                    13.b.1
       (2) Interest-bearing                                                            8838  23,534,000                    13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:                         RCON
    a. Federal funds purchased in domestic offices(2)                                                   B993     5,797,000 14.a
                                                                                                        RCFD
    b. Securities sold under agreements to repurchase(3)                                                B986     4,289,000 14.b
15. Trading liabilities (from Schedule RC-D)                                                            3548     4,092,000 15
16. Other borrowed money (includes mortgage Indebtedness and obligations
    under capitalized leases) (from Schedule RC-M)                                                      3190    26,505,000 16
17. Not applicable
18  Bank's liability on acceptances executed and outstanding                                            2820       222,000 18
19. Subordinated notes and debentures(4)                                                                3200     5,037,000 19
20. Other liabilities (from Schedule RC-G)                                                              2930     6,295,000 20
21. Total liabilities (sum of Items 13 through 20)                                                      2948   199,890,000 21
22. Minority Interest in consolidated subsidiaries                                                      3000       106,000 22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                                       3838             0 23
24. Common Stock                                                                                        3230       201,000 24
25. Surplus (exclude all surplus related to preferred stock)                                            3830     9,173,000 25
26. a. Retained earnings                                                                                3632     6,069,000 26.a
    b. Accumulated other comprehensive income(5)                                                        8330        95,000 26.b
27. Other equity capital components(6)                                                                  A130             0 27
28. Total equity capital (sum of Items 23 through 27)                                                   3210    17,541,000 28
29. Total liabilities, minority interest, and equity capital (sum of Items 21, 22, and 28)              3300   217,637,000 29

Memorandum
To be reported only with the March Report of Condition.

                                                                                                        RCFD        Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
   by Independent external auditors as of any date during 2001                                          8724           N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's Internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, Item
    16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

                         TABLE OF ADDITIONAL OBLIGORS

                                           State of Incorporation or
Name of Additional Obligor*                Formation                      I.R.S. Employer Identification Number
---------------------------------------------------------------------------------------------------------------
Playboy Enterprises, Inc.                  Delaware                        36-4249478
Spice Entertainment, Inc.                  Delaware                        11-2917462
CPV Productions, Inc.                      Delaware                        95-4481959
Cyberspice, Inc.                           Delaware                        13-3792864
MH Pictures, Inc.                          California                      95-4408483
Planet Spice, Inc.                         Delaware                        36-4473316
Spice Direct, Inc.                         Delaware                        13-3697513
Spice International, Inc.                  Delaware                        13-3688041
Spice Networks, Inc.                       New York                        13-3426694
Spice Productions, Inc.                    Nevada                          13-3876038
Playboy Enterprises International, Inc.    Delaware                        36-2258830
Alta Loma Entertainment, Inc.              Delaware                        95-4883621
Itasca Holdings, Inc.                      Illinois                        36-3529184
Planet Playboy, Inc.                       Delaware                        36-4358154
Playboy Gaming Nevada, Inc.                Nevada                          36-4248894
Playboy Japan, Inc.                        Delaware                        36-4282316
Playboy Gaming International, Ltd.         Delaware                        36-2719674
Playboy Cruise Gaming, Inc.                Delaware                        36-4244129
Playboy Gaming UK, Ltd.                    Delaware                        36-4374462
Lifestyle Brands, Ltd.                     Delaware                        36-2719675
Lake Shore Press, Inc.                     Delaware                        36-2689343
Playboy Clubs International, Inc.          Delaware                        36-2477567
Playboy preferred, Inc.                    Illinois                        36-2601526
Playboy of Sussex, Inc.                    Delaware                        36-2659186
Playboy of Lyons, Inc.                     Wisconsin                       36-2584408
Playboy Club of Hollywood, Inc.            Delaware                        95-2310857
Playboy Club of New York, Inc.             New York                        13-1935032
Special Editions, Ltd.                     Delaware                        36-3039034
Telecom International, Inc.                Florida                         36-3973180
Spice Platinum Entertainment, Inc.         Delaware                        95-4873888
Spice Hot Entertainment, Inc.              Delaware                        95-4873886
Playboy Models, Inc.                       Illinois                        36-2533870
Playboy, Properties, Inc.                  Delaware                        36-2558603
Playboy Shows, Inc.                        Delaware                        36-2662679
Steelton, Inc.                             Delaware                        36-2655856
Playboy Entertainment Group, Inc.          Delaware                        36-3687870
AdulTVision Communications, Inc.           Delaware                        95-4532434
After Dark Video, Inc.                     Delaware                        36-2587791
Alta Loma Distribution, Inc.               Delaware                        36-2692124
AL Entertainment, Inc.                     California                      95-4682466
Impulse Productions, Inc.                  Delaware                        36-3277482
Indigo Entertainment, Inc.                 Illinois                        95-4450165
Mystique Films, Inc.                       California                      95-4535259
Precious Films, Inc.                       California                      36-3989206
Women Productions, Inc.                    California                      95-4551605
Playboy TV International, LLC              Delaware                        65-0952345
Claridge Organization, LLC                 Delaware                        N/A
Chelsea Court Holdings, LLC                Delaware                        N/A
Candlelight Management, LLC                Delaware                        N/A

  * Addresses of principal executive offices are the same as that of PEI Holdings, Inc.